Exhibit 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 PSEG FOSSIL LLC

            This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of PSEG Fossil LLC, a Delaware limited liability company (the "Company"), is entered into by PSEG Power LLC, a Delaware limited liability company, as the sole member (the "Initial Member"). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.

            The Initial Member, by execution of this Agreement, (i) hereby forms and continues the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.), as amended from time to time (the "Act"), and (ii) hereby agrees as follows:

      1. Name.

            The name of the limited liability company heretofore formed and continued hereby is PSEG Fossil LLC.

      2. Principal Business Office.

            The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

      3. Registered Office.

            The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      4. Registered Agent.

            The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


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      5. Members.

            The name and the mailing address of the Initial Member are set forth on Schedule B attached hereto.

      6. Certificates.

            Bernard J. Kelley, as an "authorized person" within the meaning of the Act, shall execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" shall cease, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New Jersey and in any other jurisdiction in which the Company may wish to conduct business.

      7. Purposes.

            The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

      8. Powers.

            The Company shall have the power and right to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein or as permitted by the Act and shall have, without limitation, the power and right to:

            a. acquire by purchase, lease, transfer, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property and all associated rights and liabilities which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

            b. act as a nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

            c. take any and all actions necessary, convenient or appropriate as nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;


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            d. operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

            e. borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

            f. invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

            g. prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

            h. enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

            i. employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

            j. form, own, acquire and dispose of wholly-owned limited liability companies, trusts, associations, partnerships (general and limited), corporations or other ventures in furtherance of the purposes of the Company;

            k. enter into partnerships (general and limited), limited liability companies, trusts, associations, corporations or other ventures with other persons or entities, including affiliated entities, in furtherance of the purposes of the Company; and

            l. do such other things and engage in such other activities related to the foregoing as may be necessary, appropriate, proper, advisable, incidental or convenient to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

            The listing of powers and rights in this Section 8 shall not in any manner be deemed a restriction on the power or right of the Company to engage in any other activities permitted or not prohibited by the Act.

      9. Management.

            a. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of a Board comprised of one or more Directors to be elected, designated or appointed by the Member. The Member may determine at any time in its sole and


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

absolute discretion the number of Directors to constitute the entire Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion. The initial number of Directors shall be three. The names and mailing addresses of the persons designated as initial Directors are set forth in Schedule C attached hereto. Each Director elected, designated or appointed by the Member shall hold office until his or her successor is elected and qualified or until such Director's earlier death, resignation or removal. As a condition and qualification to serving as a Director, each Director shall execute and deliver to the Company the Management Agreement set forth in Schedule D attached hereto. Directors need not be Members.

            b. Powers. The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

            c. Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board or President on not less than 24 hours' notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President, the Chairman of the Board or Secretary in like manner and with like notice upon the written request of any one or more of the Directors. A special meeting of the Board may be held without prior notice if all Directors waive in writing the requirement for such notice.

            d. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            e. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.


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            f. Committees of Directors.

                  (i) The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. If not otherwise specified by the Board, unless there is only one member of a committee (in which case one member shall constitute a quorum for the transaction of business), one-third of the entire committee, or two members, whichever is greater, shall constitute a quorum for the transaction of business.

            g. Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board and/or a stated retainer for each Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            h. Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed, with or without cause, by the Member, and, any vacancy caused by any such removal may be filled by action of the Member.

            i. Directors as Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Director shall have the authority to bind the Company in his or her individual capacity. Any and all actions of the Board must be taken at a duly authorized meeting of the Board or upon unanimous written consent of the Board.


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

      10. Duties of Directors.

            Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Directors shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

      11. Officers.

            a. Officers. The initial Officers of the Company are listed on Schedule E attached hereto. Except for the initial Officers, the Officers of the Company shall be chosen by the Board and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is elected and qualified or until such officer's earlier resignation or removal. Any Officer may resign at any time upon written notice to the Company. In addition, the Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and employees of the Company shall be fixed by or in the manner prescribed by the Board. Any initial Officer or any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The Chairman of the Board, the President, each Senior Vice President and each Vice President, severally, shall have the power to sign deeds, contracts and other instruments; to attend, act and vote at any meeting of stockholders, partners, members, beneficial owners or the substantial equivalent of any corporation, partnership (limited and general), limited liability company, trust or any other entity in which the Company may hold stock, partnership interests, limited liability company interests, beneficial interests or other interests and to appoint, if permitted by the relevant entity, one or more other persons as proxy or proxies to attend, act, and vote at any such meeting and such officer or such proxy or proxies shall possess and may exercise on behalf of the Company any and all rights and powers incident to its ownership of such stock, partnership interests, limited liability company interests, beneficial interests or other interests; and shall have such powers and perform such duties as may be assigned by the Board of Directors, and any Committee of the Board, or the Chief Executive Officer, in addition to any powers and duties that are assigned specifically by this Agreement.

            b. Chairman of the Board. If there be a Chairman of the Board, he shall preside at all meetings of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee. If there be a Chairman of the Board, the Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the Company with plenary powers of supervision and direction of the business and affairs of the Company, unless such offices are occupied by the same person.


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

            c. President. If there be no Chairman of the Board, the President shall be the chief executive officer. If there be a Chairman of the Board and if he be designated as the chief executive officer of the Company, the President shall have charge of the coordination and supervision of all matters of operation of the Company. In the absence of the Chairman of the Board, the President shall have the powers and perform the duties of the Chairman of the Board.

            d. Senior Vice President. The Senior Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board and the President, have the powers and perform the duties of the Chairman of the Board.

            e. Vice President. The Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President and the Senior Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board, the President and the Senior Vice Presidents, have the powers and perform the duties of the Chairman of the Board.

            f. Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Members, if any, and record all the proceedings of the meetings of the Company and of the Board and shall perform like duties for special and standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            g. Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board or, if authorized by the Board, the Treasurer. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the


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Treasurer and shall perform such other duties and have such other powers as the
Board may from time to time prescribe.

            h. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.

            i. Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

      12. Limited Liability.

            Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Director nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Director or an Officer of the Company.

      13. Capital Contributions.

            The Member shall be deemed admitted as the Member of the Company effective as of the date of this Agreement. The Initial Member shall contribute the amount of cash to the Company listed on Schedule B attached hereto.

      14. Additional Contributions.

            The Initial Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, Schedule B of this Agreement does not need to be revised; rather, the Secretary or Treasurer shall modify the books and records of the Company to reflect such additional capital contribution. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

      15. Allocation of Profits and Losses.

            The Company's profits and losses shall be allocated to the Member.


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      16. Distributions.

            Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

      17. Books and Records.

            The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. Each Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Board. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

      18. Exculpation and Indemnification.

            a. No Member, Officer, Director, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.

            b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

            c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim,


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demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

            d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

            e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

            f. The Company may purchase and maintain insurance, to the extent and in such amounts as the Treasurer, in his sole discretion, shall deem reasonable, on behalf of Covered Persons and such other persons or entities as the Treasurer shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other persons or entities as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 18(c) and containing such other procedures regarding indemnification as are appropriate.

            g. The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

      19. Assignments.

            The Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers any or all of its limited liability company interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, if the transfer is a transfer of the transferor Member's entire limited liability company


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interest in the Company, the transferor Member shall cease to be a member of the
Company immediately following such admission.

      20. Resignation.

            A Member may resign from the Company with the written consent of the Initial Member. If a Member is permitted to resign pursuant to this Section 20, an additional member of the Company may be admitted to the Company, subject to
Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

      21. Admission of Additional Members.

            One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

      22. Dissolution.

            a. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            b. The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

            c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

      23. Waiver of Partition; Nature of Interest.

            Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or


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termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Members in the Company is personal property.

      24. Benefits of Agreement; No Third-Party Rights.

            None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

      25. Other Business.

            The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

      26. Severability of Provisions.

            Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

      27. Entire Agreement.

            This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

      28. Governing Law.

            This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

      29. Amendments.

            This Agreement may not be modified, altered, supplemented or amended except pursuant to a written instrument executed and delivered by the Member.


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      30. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument

      31. Notices.

            Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 16th day of June, 1999. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of June 16, 1999.

                                    MEMBER:
                                    PSEG Power LLC

                                    By: /s/ E. James Ferland
                                        --------------------------------------
                                        Name:  E. James Ferland
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


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                                   SCHEDULE A

                                   Definitions
                                   -----------

A. Definitions

      When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

            "Act" has the meaning set forth in the preamble to this Agreement.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

            "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.

            "Board" or "Board of Directors" means the Board of Directors of the Company.

            "Certificate of Formation" means the Certificate of Formation of the Company to be filed with the Secretary of State of the State of Delaware on June 16, 1999, as amended or amended and restated from time to time.

            "Control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

            "Covered Persons" has the meaning set forth in Section 18a.

            "Directors" means the directors elected to the Board of Directors from time to time by the Member. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

            "Initial Member" means PSEG Power LLC, a Delaware limited liability company, as the sole member of the Company.

            "Management Agreement" means the agreement of the Directors in the form attached hereto as Schedule D. The Management Agreement shall be deemed to be and constitute part of this Agreement.

            "Member" means the Initial Member and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

            "Officer" means an officer of the Company described in Section 11.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

B. Rules of Construction

      Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Members
                                     -------

                                                 Agreed  Value
                                                   of Capital         Percentage
Name                   Mailing Address            Contribution        Interest
----                   ---------------            ------------        ----------

PSEG Power LLC         c/o Public Service            $2,000              100%
                       Enterprise Group
                       Incorporated
                       80 Park Plaza
                       P. O. Box 1171
                       Newark, NJ 07102-1171

                                   SCHEDULE C

                                    Directors
                                    ---------

Name                                            Address
----                                            -------

Frank Cassidy                                   c/o Public Service Enterprise
                                                Group Incorporated
                                                80 Park Plaza
                                                P. O. Box 1171
                                                Newark, NJ 07102-1171

Harold W. Keiser                                c/o Public Service Enterprise
                                                Group Incorporated
                                                80 Park Plaza
                                                P. O. Box 1171
                                                Newark, NJ 07102-1171

Steven R. Teitelman                             c/o Public Service Enterprise
                                                Group Incorporated
                                                80 Park Plaza
                                                P. O. Box 1171
                                                Newark, NJ 07102-1171

                                   SCHEDULE D

                              Management Agreement
                              --------------------

                                 ______ __, 1999

PSEG Fossil LLC

      Re:   Management Agreement
            PSEG Fossil LLC

Ladies and Gentlemen:

            For good and valuable consideration, each of the undersigned persons, who have been designated as directors of PSEG Fossil LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of June 16, 1999, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

      1. Each of the undersigned accepts such person's rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Director is designated or until such person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

      2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

                                             ___________________________________
                                             Name: Frank Cassidy

                                             ___________________________________
                                             Name: Harold W. Keiser

                                             ___________________________________
                                             Name: Steven R. Teitelman

                                   SCHEDULE E

                                    Officers
                                    --------

Name                                                 Title
----                                                 -----

Frank Cassidy                                        President

Patrick D. Colgan                                    Vice President

Morton A. Plawner                                    Treasurer

Ardeshir Rostami                                     Assistant Treasurer

Fred F. Saunders                                     Assistant Treasurer

Edward J. Biggins Jr.                                Secretary

Patrick M. Burke                                     Assistant Secretary

Harold W. Borden Jr.                                 General Counsel

Patricia A. Rado                                     Controller


                                      E-1